UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2007

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 18, 2007, Marathon Oil Corporation ("Marathon") completed its acquisition of Western Oil Sands Inc. ("Western") through a cash and securities transaction of approximately US$5.8 billion, plus Western’s outstanding debt valued at approximately US$1.1 billion.

Under the terms of the agreement, Western shareholders will receive CDN$3.8 billion in cash (US$3.9 billion at the current exchange rate) and shares of Marathon common stock or securities exchangeable for Marathon common stock aggregating to 34.3 million shares valued at US$1.9 billion (based upon the average closing price of Marathon common stock for the five-day period around the initial announcement of the Western acquisition).

Prior to closing, Western spun off WesternZagros Resources Inc. ("WesternZagros"), its wholly owned-subsidiary.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Arrangement Agreement, by and among Marathon, 1339971 Alberta Ltd., Western and WesternZagros and the Amending Agreement among Marathon, 1339971 Alberta Ltd., Western and WesternZagros, which are included as Exhibit 2.1 and Exhibit 2.2 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

2.1. Amended and Restated Arrangement Agreement among Marathon Oil Corporation, 1339971 Alberta Ltd., Western Oil Sands Inc. and WesternZagros Resources Inc., dated as of September 14, 2007 (incorporated by reference to Exhibit 2.7 to the Registration Statement on Form S-3ASR (File No. 333-146772 ) of Marathon Oil Corporation filed on October 17, 2007).

2.2. Amending Agreement among Marathon Oil Corporation, 1339971 Alberta Ltd., Western Oil Sands Inc. and WesternZagros Resources Inc., dated as of October 15, 2007 (incorporated by reference to Exhibit 2.8 to the Registration Statement on Form S-3ASR (File No. 333-146772 ) of Marathon Oil Corporation filed on October 17, 2007).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

October 19, 2007	By:	Michael K. Stewart

Name: Michael K. Stewart
Title: Vice President, Accounting and Controller